UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 12, 2010
Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	–	REGULATION FD DISCLOSURE
On October 12, 2010, Ciena Corporation (“Ciena”) issued a press release reaffirming its financial guidance for its fourth fiscal quarter ending October 31, 2010. The text of the press release is furnished as Exhibit 99.1 to this Report. The information in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.
This report contains forward-looking statements that are based upon management’s expectations and beliefs concerning future events affecting Ciena. Certain matters contained herein and in the attached release concerning future results of operations constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events affecting Ciena. There can be no assurance that these future events will occur as anticipated or that Ciena’s actual results will be as estimated. For a description of certain factors that could cause Ciena’s future results to differ materially from those expressed in any such forward-looking statements, see Part II, Item 1A of Ciena’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2010 entitled “Risk Factors.”

ITEM 9.01	–	FINANCIAL STATEMENTS AND EXHIBITS
(c)	The following exhibit is being filed herewith:

Exhibit Number	Description of Document
Exhibit 99.1	Text of Press Release dated October 12, 2010, issued by Ciena Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: October 12, 2010	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary